UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

Black Gaming, LLC
 (Exact name of registrant as specified in its charter)

Nevada	333-123179	20-8160036
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10777 W Twain Ave, Las Vegas, Nevada	89135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 318-6888

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2009, Black Gaming, LLC and its direct and indirect wholly owned subsidiaries, Virgin River Casino Corporation, RBG, LLC, B & B B, Inc., Casablanca Resorts, LLC, Oasis Interval Ownership, LLC, Oasis Interval Management, LLC, Oasis Recreational Properties, Inc., and R. Black, Inc. (collectively, the “Company”) and Wells Fargo Foothill, Inc. (“Wells Fargo Foothill”) entered into a Second Amendment to Forbearance, Consent and Third Amendment to Credit Agreement (the “Second Amendment”). The Second Amendment amends the Forbearance, Consent and Third Amendment to Credit Agreement, as amended, between the Company and Wells Fargo Foothill dated November 3, 2008 (the “Forbearance Agreement”).

Pursuant to the Second Amendment, the Forbearance Termination Date, as defined in the Forbearance Agreement, was extended from February 2, 2009 to February 12, 2009. Section 3 of the Forbearance Agreement was also amended to allow the Company to transfer slot machines and video poker machines from the Suspended Location, as defined in the Forbearance Agreement, to one of the Company’s other operating casino locations.

No other provisions of the Forbearance Agreement were amended, and except as modified by the Second Amendment, the terms of the Forbearance Agreement remain in full force and effect in accordance with their respective terms.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits.

Exhibit	Name
Exhibit 10.1	Second Amendment to Forbearance, Consent and Third Amendment to Credit Agreement dated February 2, 2009 between the Company and Wells Fargo Foothill

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Gaming, LLC

Date: February 6, 2009	By:	/s/ Sean P. McKay

Sean P. McKay
	Its:	Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Name
Exhibit 10.1	Second Amendment to Forbearance, Consent and Third Amendment to Credit Agreement dated February 2, 2009 between the Company and Wells Fargo Foothill